Exhibit 10.6

1ST COMMONWEALTH BANK OF VIRGINIA

2009 STOCK INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT OF THE PLAN

1st Commonwealth Bank of Virginia, a federally chartered saving bank (the “Bank”), hereby establishes this 2009 Stock Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated.

ARTICLE II

PURPOSE OF THE PLAN

The purpose of this Plan is to aid the Bank in attracting and retaining capable Employees and Non-Employee Directors and to improve the growth and profitability of the Bank and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Bank as an incentive to contribute to the success of the Bank and its Subsidiary Companies, and rewarding Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

ARTICLE III
DEFINITIONS

3.01 “Award” means an Option or Share Award granted pursuant to the terms of this Plan.

3.02 “Beneficiary” means the person or persons designated by a Recipient or an Optionee to receive any benefits payable under the Plan in the event of such Recipient’s or Optionee’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient’s or Optionee’s surviving spouse, if any, or if none, his estate.

3.03 “Board” means the Board of Directors of the Bank.

3.04 “Change in Control of the Bank” shall mean a change in the ownership of the Bank, a change in the effective control of the Bank or a change in the ownership of a substantial portion of the assets of the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

3.05 “Code” means the Internal Revenue Code of 1986, as amended.

3.06 “Committee” means a committee of two or more directors appointed by the Board pursuant to Article IV hereof.

3.07 “Common Stock” means shares of the common stock, $0.01 par value per share, of the Bank,

3.08 “Disability” means an Optionee or Recipient: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be xpected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank.

3.09 “Effective Date” means the day upon which the Board approves this Plan.

3.10 “Employee” means any person who is employed by the Bank or a Subsidiary Company, or is an Officer of the Bank or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Bank or a Subsidiary Company.

3.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.12 “Exercise Price” means the price at which a share of Common Stock may be purchased by an Optionee pursuant to an Option.

3.13 “Fair Market Value” shall be equal to the fair market value per share of the Bank’s Common Stock on the date an Option is granted (disregarding lapse restrictions as defined in Treasury Regulation § 1.83-3(i)) as determined by the Committee, provided that the Fair Market Value is determined in a manner consistent with Sections 409A and 422 of the Code, including the regulations promulgated under such sections. For so long as the Common Stock is not readily tradable on an established securities market for purposes of Section 409A of the Code, then the Fair Market Value shall be determined by means of a reasonable valuation method that takes into consideration all available information material to the value of the Bank and that otherwise satisfies the requirements applicable under Section 409A of the Code and the regulations thereunder.

3.14 “Incentive Stock Option” means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

3.15 “Independent Director” means a member of the Board of the Bank who qualifies as (i) an independent director as defined in the listing requirements of the NASDAQ Stock Market regardless of whether the Common Stock is listed on the NASDAQ Stock Market, and (ii) an outside director for purposes of Section 162(m) of the Code and the regulations thereunder.

3.16 “Non-Employee Director” means a member of the Board of the Bank, including an advisory director or a director emeritus of the Board of the Bank, who is not an Officer or Employee of the Bank or any Subsidiary Company.

3.17 “Non-Qualified Option” means any Option granted under this Plan which is not an Incentive Stock Option.

3.18 “Officer” means an Employee whose position in the Bank or Subsidiary Company is that of a corporate officer, as determined by the Board.

3.19 “Option” means a right granted under this Plan to purchase Common Stock.

3.20 “Optionee” means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

3.21 “OTS” means the Office of Thrift Supervision, the Bank’s primary federal regulator.

3.22 “Performance Share Award” means a Share Award granted to a Recipient pursuant to Section 9.06 of the Plan.

3.23 “Performance Goal” means an objective for the Bank or any Subsidiary Company or any unit thereof or any Employee of the foregoing that may be established by the Committee for a Performance Share Award to become vested, earned or exercisable. The establishment of Performance Goals shall be based on one or more of the following criteria:

(i)	net income, as adjusted for non-recurring items;
(ii)	cash earnings;

(iii)	earnings per share;
(iv)	cash earnings per share;
(v)	return on average equity;
(vi)	return on average assets;
(vii)	assets;
(viii)	stock price;
(ix)	total stockholder return;
(x)	capital;
(xi)	net interest income;
(xii)	market share;
(xiii)	cost control or efficiency ratio; and
(xiv)	asset growth.

3.24 “Recipient” means an Employee who receives a Share Award or Performance Share Award under the Plan.

3.25 “Share Award” means a right granted under this Plan to receive a distribution of shares of Common Stock upon completion of the service and other requirements described in Article IX and includes Performance Share Awards.

3.26 “Subsidiary Company” means a subsidiary of the Bank which meets the definition of “subsidiary corporation” set forth in Section 424(f) of the Code, at the time of granting of the Option in question.

ARTICLE IV

ADMINISTRATION OF THE PLAN

4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee’s tax withholding obligation pursuant to Article XIII hereof, (ii) include arrangements to facilitate the Optionee’s ability to borrow funds for payment of the exercise or purchase price of an Option, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be (i) a Non-Employee Director and (ii) an Independent Director. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

4.03 Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Award, or portion thereof, to the extent not yet vested or exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Bank or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Bank’s Charter and Bylaws shall terminate as of the effective date of such removal.

4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

4.05 Compliance with Laws and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Bank shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Bank shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

Notwithstanding any provision of this Plan, within 30 days following the receipt of notice from the OTS, the Bank’s primary federal regulator, that (i) the Bank has not maintained its minimum capital requirements (as determined by the OTS); and (ii) the OTS is requiring the exercise or forfeiture of vested Awards, any outstanding vested Award shall be exercised or forfeited to the extent directed by the OTS. Upon receipt of such notice from the OTS, the Bank shall promptly notify each Optionee that he must exercise any unexercised Options granted to him prior to the end of the 30-day period or such earlier period as may be specified by the OTS or forfeit such Options. In case of forfeiture, no Optionee or Recipient shall have any cause of action, of any kind or nature, against the Bank or any of their respective Officers or Directors with respect to the forfeiture. In addition, the Bank shall not be liable to any Optionee or Recipient due to the failure or inability of the Bank to provide adequate notice to the Optionee or Recipient.

4.06 Restrictions on Transfer. The Bank may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

4.07 No Deferral of Compensation Under Section 409A of the Code. All Awards granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code. Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Options granted under this Plan shall be designed to satisfy the exemption for stock options set forth in the regulations issued under Section 409A of the Code. Both this Plan and the terms of all Options granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemption for stock options set forth in the regulations issued under Section 409A of the Code. No Optionee shall be permitted to defer the recognition of income beyond the exercise date of a Non-Qualified Option or beyond the date that the Common Stock received upon the exercise of an Incentive Stock Option is sold. No Recipient shall be permitted to defer the recognition of income beyond the date that a Share Award vests or is deemed earned.

ARTICLE V
ELIGIBILITY

Awards may be granted to such Employees and Non-Employee Directors of the Bank and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Bank or its Subsidiary Companies.

ARTICLE VI

COMMON STOCK COVERED BY THE PLAN

6.01 Number of Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article X, shall be 183,492, or 15% of the number of shares of issued in the Bank’s initial public stock offering completed in February 2009. None of such shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before vesting or exercise, or expires or terminates for any reason without having been exercised in full, or for any reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Bank on the open market or from private sources for use under the Plan.

ARTICLE VII

DETERMINATION OF
AWARDS, NUMBER OF SHARES, ETC.

7.01 Determination of Awards. The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the Exercise Price of an Option and whether a Share Award will be a Performance Share Award. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each Optionee or Recipient, his present and potential contributions to the growth and success of the Bank, his salary or other compensation and such other factors deemed relevant to accomplishing the purposes of the Plan.

7.02 Limitation on Share Awards. Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Share Awards may be issued under this Plan shall be 45,873 shares, or one-fourth of the total shares available for issuance under this Plan. None of such shares shall be the subject of more than one Award at any time, but if a Share Award as to any shares is surrendered before vested, or expires or terminates for any reason without vesting in full, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

7.03 Limitation on Awards to Non-Employee Directors. Notwithstanding anything contained in this Plan to the contrary, the aggregate maximum number of shares of Common Stock to which Options may be granted under this Plan to all Non-Employee Directors in the aggregate shall be 36,698 shares, or 20% of the total shares available for issuance under this Plan.

7.04 Maximum Awards to any Person. Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Awards may be granted to any individual (i) in any calendar year shall be 50,000 shares and (ii) in the aggregate shall be 75,000 shares.

ARTICLE VIII
STOCK OPTIONS

Each Option granted hereunder shall be on the following terms and conditions:

8.01 Stock Option Agreement. The proper Officers on behalf of the Bank and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement. Any Option granted with the intention that it will be an Incentive Stock Option but which fails to satisfy a requirement for Incentive Stock Options shall continue to be valid and shall be treated as a Non-Qualified Option.

8.02 Option Exercise Price. The per share price at which the subject Common Stock may be purchased upon exercise of an Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Stock Option is granted.

8.03 Vesting and Exercise of Options.

(a)               General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee; provided, however, Options granted in the first three years of the Bank’s operations shall vest in approximately equal percentages each year over a period no shorter than three years. Notwithstanding the foregoing, no vesting shall occur on or after an Employee’s employment or service as a Non-Employee Director with the Bank and all Subsidiary Companies is terminated for any reason other than his death or Disability or a Change in Control of the Bank. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

(b)               Accelerated Vesting. Unless the Committee or Board shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Bank or a Subsidiary Company or service as a Non-Employee Director because of his death or Disability. In addition, all outstanding Options shall become immediately vested and exercisable in full as of the effective date of a Change in Control of the Bank.

8.04 Duration of Options.

(a)               Employee Grants. Except as provided in Sections 8.04(c) and 8.09, each Option or portion thereof granted to an Employee shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Employee ceases to be employed by Bank and all Subsidiary Companies, or any successor thereto, unless in the case of a Non-Qualified Option, the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment or service to a period not exceeding five (5) years.

(b)               Non-Employee Director Grants. Except as provided in Section 8.04(c), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) years after the date on which the Optionee ceases to serve as a Non-Employee Director.

(c)               Exceptions. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee terminates his employment with the Bank or a Subsidiary Company as a result of Disability without having fully exercised his Options, the Employee shall have the right, during the one (1) year period following his termination due to Disability to exercise such Options.

Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Bank or a Subsidiary Company following a Change in Control of the Bank without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term (or five (5) year term for Options subject to Section 8.09(b) hereof) of the Option from the date of grant.

If an Optionee dies while in the employ or service of the Bank or a Subsidiary Company or terminates employment or service with the Bank or a Subsidiary Company as a result of Disability without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

In no event, however, shall any Option be exercisable more than ten (10) years (or five (5) years for Options subject to Section 8.09(b) hereof) from the date it was granted.

8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee’s lifetime shall be exercisable only by such Optionee or the Optionee’s guardian or legal representative.

8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Bank upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Bank the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, (iii) at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, (iv) at the discretion of the Board or the Committee, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or (v) any combination of the foregoing. With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Bank or pursuant to a plan thereof, in each case more than six months prior to the exercise date of the Option.

8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Bank’s stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

(a)           Amount Limitation. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Bank (or any parent or Subsidiary Company), shall not exceed $100,000.

(b)           Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Bank or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Bank at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

(c)           Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Bank in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Bank shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

ARTICLE IX
SHARE AWARDS

9.01 Share Award Notice. As promptly as practicable after the granting of a Share Award pursuant to the terms hereof, the Board or the Committee shall notify the Recipient in writing of the grant of the Share Award, the number of shares covered by the Share Award, whether the Share Award is a Performance Share Award and the terms upon which the shares subject to the Share Award shall be distributed to the Recipient. The Board or the Committee shall maintain records as to all grants of Share Awards and Performance Share Awards under the Plan.

9.02 Earning Plan Shares; Forfeitures.

(a)           General Rules. Subject to the terms hereof, Share Awards granted hereunder shall be earned at the rate and to the extent as may be specified by the Committee at the date of grant thereof; provided, however, that unless otherwise determined by the Board or the Committee, Share Awards granted during the first three years of the Bank’s operations shall vest in approximately equal percentages each year over a period no shorter than three years. If the employment of an Employee is terminated before the Share Award has been completely earned for any reason (except as specifically provided in subsections (b) and (c) below), the Recipient shall forfeit the right to any shares subject to the Share Award which have not theretofore been earned. In the event of a forfeiture of the right to any shares subject to a Share Award, such forfeited shares shall become available for grant pursuant to Articles VI and VII as if no Share Award had been previously granted with respect to such shares. No fractional shares shall be distributed pursuant to this Plan.

(b)           Exception for Termination Due to Death or Disability. Notwithstanding the general rule contained in Section 9.02(a), all shares subject to a Share Award held by a Recipient whose employment with the Bank or any Subsidiary Company terminates due to death or Disability shall be deemed fully earned as of the Recipient’s last day of employment with the Bank or any Subsidiary Company and shall be distributed as soon as practicable thereafter.

(c)           Exception for a Change in Control of the Bank. Notwithstanding the general rule contained in Section 9.02(a), all shares subject to a Share Award held by a Recipient shall be deemed to be fully earned as of the effective date of a Change in Control of the Bank.

9.03 Dividends and Voting. A Recipient shall not be entitled to receive any cash dividends or stock dividends declared on the Common Stock with respect to any unvested Share Award. A Recipient shall not be entitled to any voting rights with respect to any unvested Share Award which has not yet been earned and distributed to him or her pursuant to Section 9.04.

9.04 Distribution of Plan Shares.

(a)           Timing of Distributions: General Rule. Subject to the provisions of Section 9.06 hereof, shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.

(b)           Form of Distributions. All shares shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Share Award earned and distributable.

(c)           Restrictions on Selling of Plan Shares. Share Awards may not be sold, assigned, pledged or otherwise disposed of prior to the time that they are earned and distributed pursuant to the terms of this Plan. Upon distribution, the Board or the Committee may require the Recipient or his Beneficiary, as the case may be, to agree not to sell or otherwise dispose of his distributed shares except in accordance with all then applicable federal and state securities laws, and the Board or the Committee may cause a legend to be placed on the stock certificate(s) representing the distributed shares in order to restrict the transfer of the distributed shares for such period of time or under such circumstances as the Board or the Committee, upon the advice of counsel, may deem appropriate.

9.05 Rights of Recipients. Notwithstanding anything to the contrary herein, a Participant who receives a Share Award payable in Common Stock shall have no rights as a stockholder until the Common Stock is issued pursuant to the terms of the Award Agreement.

9.06 Performance Awards

(a)           Designation of Performance Share Awards. The Committee may determine to make any Share Award a Performance Share Award by making such Share Award contingent upon the achievement of a Performance Goal or any combination of Performance Goals. Each Performance Share Award shall be evidenced by a written agreement (“Award Agreement”), which shall set forth the Performance Goals applicable to the Performance Share Award, the maximum amounts payable and such other terms and conditions as are applicable to the Performance Share Award.

(b)           Timing of Grants. Any Performance Share Award shall be made not later than 90 days after the start of the period for which the Performance Share Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a year the amount of a Performance Share Award that would otherwise be payable upon achievement of the Performance Goals but may reduce or eliminate the payments as provided for in the Award Agreement.

(c)           Restrictions on Grants. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(d)           Distribution. No Performance Share Award or portion thereof that is subject to the attainment or satisfaction of a condition of a Performance Goal shall be distributed or considered to be earned or vested until the Committee certifies in writing that the conditions or Performance Goal to which the distribution, earning or vesting of such Award is subject have been achieved.

9.07. Nontransferable. Share Awards and Performance Share Awards and rights to shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, shares which are the subject of Share Awards may only be earned by and paid to a Recipient who was notified in writing of a Share Award by the Committee pursuant to Section 9.01. No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan nor shall the Corporation or any Subsidiary Company be subject to any claim for benefits hereunder.

ARTICLE X

ADJUSTMENTS FOR CAPITAL CHANGES

10.01 General Adjustments. The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Award relates, the maximum number of shares that can be covered by Awards to each Employee, each Non-Employee Director and Non-Employee Directors as a group and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the Effective Date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Bank.

10.02 Adjustments for Mergers and Other Corporate Transactions. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Bank, the shares of the Bank’s Common Stock shall be exchanged for other securities of the Bank or of another bank or corporation, each Award shall be converted, subject to the conditions herein stated, into the right to purchase or acquire such number of shares of Common Stock or amount of other securities of the Bank or such other bank or corporation as were exchangeable for the number of shares of Common Stock of the Bank which such Optionee or Recipient would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options, provided that in each case the number of shares or other securities subject to the substituted or assumed stock option and the exercise price thereof shall be determined in a manner that satisfies the requirements of Treasury Regulation §1.424-1 and the regulations issued under Section 409A of the Code so that the substituted or assumed option is not deemed to be a modification of the outstanding Options.

ARTICLE XI

AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. Notwithstanding the foregoing, the Board may not, without the approval of stockholders, terminate the Plan or amend the Plan to: (i) change the class of employees, Directors or participants who are eligible for Awards under the Plan; (ii) except as provided in Article X of the Plan, increase the total number of shares of Common Stock which may be issued under the Plan; or (iii) change the type or class of equity awards available for grant under the Plan. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.

ARTICLE XII

EMPLOYMENT AND SERVICE RIGHTS

Neither the Plan nor the grant of any Award hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

ARTICLE XIII
WITHHOLDING

13.01 Tax Withholding. The Bank may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Bank may require the Optionee or Recipient to pay to the Bank the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Bank also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

13.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee’s or Recipient’s tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee’s delivery of previously-owned shares of Common Stock or other property.

ARTICLE XIV

EFFECTIVE DATE OF THE PLAN; TERM

14.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date. The Plan, and any previously granted Awards, shall be subject to the approval of the stockholders of the Bank pursuant to Article XV hereof.

14.02 Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XV

STOCKHOLDER APPROVAL

The Bank shall submit this Plan to stockholders for approval at a meeting of stockholders of the Bank held within twelve (12) months following the Effective Date in order to meet the requirements of Section 422 of the Code and regulations thereunder.

ARTICLE XVI MISCELLANEOUS

16.01 Governing Law. To the extent not governed by federal law, under the laws of the Commonwealth of Virginia.

16.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine, and the singular shall include the plural.